Exhibit 99.1

Global Partners Announces First-Quarter 2010 Financial Results

WALTHAM, Mass.--(BUSINESS WIRE)--May 6, 2010--Global Partners LP (NYSE: GLP) today reported financial results for the three months ended March 31, 2010.

Net income for the first quarter of 2010 was $15.0 million, or $1.06 per diluted limited partner unit, compared with net income of $18.9 million, or $1.40 per diluted limited partner unit, for the same period in 2009.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the three months ended March 31, 2010 was $23.5 million, compared with $27.4 million for the first quarter of 2009.

Distributable cash flow for the first quarter of 2010 was $18.6 million, compared with $22.0 million for the comparable period in 2009.

EBITDA and distributable cash flow are non-GAAP (Generally Accepted Accounting Principles) financial measures, which are explained in greater detail below under "Use of Non-GAAP Financial Measures." Please refer to Financial Reconciliations included in this news release for reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures for the three months ended March 31, 2010 and 2009.

“We generated solid results in the first quarter, despite certain challenges in the market environment,” said Eric Slifka, president and chief executive officer of Global Partners. “Compared with the same period a year ago, we saw significant margin pressure and less favorable buying opportunities for wholesale gasoline products during the first quarter. In addition, temperatures were 12 percent warmer than the same period last year and 9 percent warmer than normal. Despite the warm weather, we managed to hold our wholesale distillate net product margin essentially unchanged from a year earlier by capitalizing on our network of assets and taking advantage of some favorable buying opportunities.”

Sales for the first quarter of 2010 were $2.0 billion, compared with $1.6 billion for the same period in 2009. Wholesale segment sales were $1.9 billion, or 94 percent of total sales, for the first quarter of 2010, compared with $1.5 billion, or 93 percent of total sales, for the first quarter of 2009. Commercial segment sales were $118.7 million, or 6 percent of total sales, for the first quarter of 2010, compared with $113.2 million, or 7 percent of total sales, for the first quarter of 2009.

Combined product volume totaled 959.3 million gallons in the first quarter of 2010, compared with 1.1 billion gallons in the first quarter of 2009, primarily reflecting warmer weather in the 2010 period. Wholesale segment volume decreased to 891.0 million gallons in the first quarter of 2010 from 1.0 billion gallons for the same period in 2009. Commercial segment volume decreased to 68.3 million gallons in the first quarter of 2010 from 75.7 million gallons for the same period in 2009.

Combined gross profit declined 10 percent to $45.4 million in the first quarter of 2010 from $50.7 million for the same period in 2009. Within Global Partners' wholesale segment, distillate net product margin was essentially unchanged at $34.0 million in the first quarter of 2010, compared with $33.9 million in the year-earlier period. Gasoline net product margin decreased 46 percent to $6.4 million from $11.8 million in the first quarter of 2009. Residual oil net product margin was $2.8 million for the three months ended March 31, 2010 and March 31, 2009.

Recent Highlights

  The Board of Directors of Global Partners' general partner, Global GP LLC, declared a quarterly cash distribution of $0.4875 per unit ($1.95 per unit on an annualized basis) on all of its outstanding common and subordinated units for the period from January 1 through March 31, 2010.
  The Partnership completed an offering of 3.9 million common units, including over-allotments, representing limited partner interests in Global Partners LP. The offering generated net proceeds to Global Partners of $84.8 million, which the Partnership used to reduce indebtedness outstanding under its credit agreement.
  Global Partners and Canadian Pacific Railway began work on a multi-million-dollar expansion and tank refurbishment project that will add 180,000 barrels of ethanol storage capacity and rail access at the Partnership’s refined petroleum products terminal in Albany, New York. The project is expected to be operational in 2010.
  The Federal Trade Commission closed its regulatory review of the Partnership's planned acquisition of three terminal facilities in Newburgh, NY from Warex Terminals Corporation and determined no further action is warranted by the Commission. The transaction is expected to close by early in the third quarter. The Partnership expects to finance the $47.5 million purchase price with borrowings from its bank group.

Business Outlook

“We are continuing to enhance our terminal portfolio through strategic acquisitions and organic projects that further position us as a leading supplier of refined petroleum products in the Northeast,” Slifka said. “With the Warex acquisition slated for completion by early in the third quarter, and our ethanol expansion project with Canadian Pacific Railway on track to be operational this year, we are encouraged about our prospects for the second half of 2010.”

Financial Results Conference Call

Management will review Global Partners' first-quarter 2010 financial results in a teleconference call for analysts and investors today.

Time:	10:00 a.m. ET

Dial-in numbers:	(877) 709-8155 (U.S. and Canada)
(201) 689-8881 (International)

The call also will be webcast live and archived on the Global Partners' website, www.globalp.com.

Use of Non-GAAP Financial Measures

EBITDA

EBITDA is a non-GAAP financial measure used as a supplemental financial measure by management and external users of Global Partners' consolidated financial statements, such as investors, commercial banks and research analysts, to assess the Partnership's:

  compliance with certain financial covenants included in its debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  ability to generate cash sufficient to pay interest on its indebtedness and to make distributions to its partners;
  operating performance and return on invested capital as compared to those of other companies in the wholesale, marketing and distribution of refined petroleum products, without regard to financing methods and capital structure; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income, and this measure may vary among other companies. Therefore, EBITDA may not be comparable to similarly titled measures of other companies.

Distributable Cash Flow

Distributable cash flow is an important non-GAAP financial measure for Global Partners' limited partners since it serves as an indicator of the Partnership's success in providing a cash return on their investment. In December 2009, we amended our partnership agreement to restate the provisions governing conversion of the subordinated units to use distributable cash flow to test whether we have "earned" the minimum quarterly distribution. Distributable cash flow means the Partnership's net income plus depreciation and amortization minus maintenance capital expenditures, as well as adjustments to eliminate items approved by the audit committee of the Board of Directors of the Partnership's general partner that are extraordinary or non-recurring in nature and that would otherwise increase distributable cash flow. Specifically, this financial measure indicates to investors whether or not the Partnership has generated sufficient earnings on a current or historic level that can sustain or support an increase in its quarterly cash distribution. Distributable cash flow is a quantitative standard used by the investment community with respect to publicly traded partnerships. Distributable cash flow should not be considered as an alternative to net income, cash flow from operations, or any other measure of financial performance presented in accordance with GAAP. In addition, Global Partners' distributable cash flow may not be comparable to distributable cash flow or similarly titled measures of other companies.

About Global Partners LP

Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast. The Partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the New England states and New York. Global Partners LP, a FORTUNE 500® company, trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit www.globalp.com.

Forward-looking Statements

Some of the information contained in this news release may contain forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts and include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "may," "believe," "should," "could," "expect," "anticipate," “plan,” “intend,” "estimate," “foresee,” "continue," “will likely result,” or other similar expressions. In addition, any statement made by Global Partners LP’s management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible actions by Global Partners LP or its subsidiaries are also forward-looking statements. Forward-looking statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause future results to be materially different from the results stated or implied in this news release. For additional information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP's Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent filings the Partnership makes with the Securities and Exchange Commission. Developments in any of these areas could cause Global Partners LP’s results to differ materially from results that have been or may be anticipated or projected. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this news release or, in the case of forward-looking statements, contained in any document incorporated by reference, the date of such document, and Global Partners LP expressly disclaims any obligation or undertaking to update these statements to reflect any change in its expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

The financial statements and financial information presented below reflect the operations of Global Partners LP.

	GLOBAL PARTNERS LP
	CONSOLIDATED STATEMENTS OF INCOME
	(In thousands, except per unit data)
	(Unaudited)

		Three Months Ended
		March 31,
		2010	2009

	Sales	$1,962,384	$1,632,955
	Cost of sales	1,916,977	1,582,241
	Gross profit	45,407	50,714

	Costs and operating expenses:
	Selling, general and administrative expenses	16,578	18,075
	Operating expenses	8,659	8,475
	Amortization expenses	691	800
	Total costs and operating expenses	25,928	27,350

	Operating income	19,479	23,364

	Interest expense	(4,064)	(3,776)

	Income before income tax expense	15,415	19,588

	Income tax expense	(387)	(725)

	Net income	15,028	18,863

	Less: General partner's interest in net income, including incentive distribution rights(1)	(299)	(376)

	Limited partners' interest in net income	$14,729	$18,487

	Basic net income per limited partner unit(2)	$1.08	$1.41

	Diluted net income per limited partner unit(2)	$1.06	$1.40

	Basic weighted average limited partner units outstanding	13,585	13,071

	Diluted weighted average limited partner units outstanding	13,838	13,203

(1)

On March 19, 2010, the general partner interest was reduced to 1.34% as a result of the Partnership's public offering. This calculation includes the effect of the public offering and is based on a weighted average of 1.66% for the three months ended March 31, 2010. For the three months ended March 31, 2009, the general partner interest was 1.73%.

(2)

Under the Partnership's partnership agreement, for any quarterly period, the incentive distribution rights ("IDRs") participate in net income only to the extent of the amount of cash distributions actually declared, thereby excluding the IDRs from participating in the Partnership's undistributed net income or loss. Accordingly, the Partnership's undistributed net income is assumed to be allocated to the limited partners' interest and to the general partner's interest. Limited partners' interest in net income is divided by the weighted average limited partner units outstanding in computing the net income per limited partner unit.

GLOBAL PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$750	$662
Accounts receivable, net	268,347	335,912
Accounts receivable - affiliates	4,222	1,565
Inventories	443,259	465,923
Brokerage margin deposits	10,301	18,059
Fair value of forward fixed price contracts	12,730	3,089
Prepaid expenses and other current assets	35,193	37,648
Total current assets	774,802	862,858

Property and equipment, net	158,236	159,292
Intangible assets, net	27,866	28,557
Other assets	1,431	1,996

Total assets	$962,335	$1,052,703

Liabilities and partners' equity
Current liabilities:
Accounts payable	$187,648	$243,449
Working capital revolving credit facility - current portion	109,788	221,711
Environmental liabilities - current portion	3,296	3,296
Accrued expenses and other current liabilities	73,802	77,604
Income taxes payable	128	461
Obligations on forward fixed price contracts and other derivatives	19,380	21,114
Total current liabilities	394,042	567,635

Working capital revolving credit facility - less current portion	231,412	240,889
Acquisition facility	71,200	71,200
Environmental liabilities - less current portion	2,200	2,254
Accrued pension benefit cost	2,395	2,751
Deferred compensation	1,946	1,840
Other long-term liabilities	10,767	8,714
Total liabilities	713,962	895,283

Partners' equity	248,373	157,420

Total liabilities and partners' equity	$962,335	$1,052,703

GLOBAL PARTNERS LP
FINANCIAL RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Reconciliation of net income to EBITDA
Net income	$15,028	$18,863
Depreciation and amortization and amortization of deferred financing fees	4,049	4,002
Interest expense	4,064	3,776
Income tax expense	387	725
EBITDA	$23,528	$27,366

Reconciliation of net cash provided by operating activities to EBITDA
Net cash provided by operating activities	$45,494	$111,230
Net changes in operating assets and liabilities and certain non-cash items	(26,417)	(88,365)
Interest expense	4,064	3,776
Income tax expense	387	725
EBITDA	$23,528	$27,366

Reconciliation of net income to distributable cash flow
Net income	$15,028	$18,863
Depreciation and amortization and amortization of deferred financing fees	4,049	4,002
Maintenance capital expenditures	(484)	(869)
Distributable cash flow	$18,593	$21,996

Reconciliation of net cash provided by operating activities to distributable cash flow
Net cash provided by operating activities	$45,494	$111,230
Net change in operating assets and liabilities and certain non-cash items	(26,417)	(88,365)
Maintenance capital expenditures	(484)	(869)
Distributable cash flow	$18,593	$21,996

CONTACT:
Global Partners LP
Thomas J. Hollister, 781-894-8800
Chief Operating Officer and
Chief Financial Officer
or
Global Partners LP
Edward J. Faneuil, 781-894-8800
Executive Vice President,
General Counsel and Secretary